UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

NuVasive, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

        PROXY TABULATOR

        P.O. BOX 8016, CARY, NC 27512-9903

Important Notice Regarding the

Availability of Proxy Materials for the

NuVasive, Inc. Annual Meeting of Stockholders

to be held on May 11, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, including the NuVasive, Inc. Notice and Proxy Statement for the 2022 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, go to: www.proxydocs.com/NUVA

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. We have chosen to use these procedures for our 2022 Annual Meeting and need YOUR participation.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/NUVA

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, you must make this request on or before May 01, 2022.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/NUVA	(866) 648-8133	paper@investorelections.com

When requesting via the internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

NuVasive, Inc. Notice of Annual Meeting

Meeting Type:	Annual Meeting of Stockholders

Date:	Wednesday, May 11, 2022

Time:	8:00 a.m., MT

Place:	Annual Meeting to be held virtually via the internet

Please visit www.proxydocs.com/NUVA

You must register to attend the meeting online at www.proxydocs.com/NUVA

SEE REVERSE FOR FULL AGENDA

NuVasive, Inc.

Annual Meeting of Stockholders

The Board of Directors recommends you vote FOR the following Director nominees for election to the Company’s Board of Directors:

1	Election of Class III Directors

Nominees

1.01 Robert F. Friel

1.02 Daniel J. Wolterman

The Board of Directors recommends you vote FOR the following proposals:

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021.